Exhibit 5.1

Thomas A. Coll
+1 858 550 6013
collta@cooley.com

March 21, 2018

Xencor, Inc.
111 West Lemon Avenue
Monrovia, CA 91016

Ladies and Gentlemen:

We have acted as counsel to Xencor, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of up to 8,395,000 shares of the Company’s common stock, par value $0.01 (the “Shares”), including up to 1,095,000 shares that may be sold pursuant to the exercise of an option to purchase additional shares, pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-223766) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated March 19, 2018 (the “Base Prospectus”), and the prospectus supplement relating to the Shares dated March 20, 2018 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”).  (The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.”)  All of the Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the accuracy, completeness and authenticity of certificates of public officials.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware.  We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Cooley LLP   4401 Eastgate Mall   San Diego, CA   92121
t: (858) 550-6000  f: (858) 550-6420  cooley.com

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement.  This opinion is expressed as of the date hereof, and we disclaim any responsibility to advise you of any changes in the facts stated or assumed herein or of any changes in applicable law.

Sincerely,

Cooley LLP

By:	/s/ Thomas A. Coll
Thomas A. Coll